PREFERRED STOCK PURCHASE AGREEMENT

                                     BETWEEN

                              LOGICA HOLDINGS INC.

                                       AND

                             T SQUARED PARTNERS LLC

                                       AND

                            T SQUARED INVESTMENTS LLC

                       (COLLECTIVELY "T SQUARED PARTNERS")


                                      DATED


                                OCTOBER 4th, 2007

                       PREFERRED STOCK PURCHASE AGREEMENT
                       ----------------------------------


          This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 4th day of October, 2007 between Logica Holdings Inc., a corporation organized and existing under the laws of the State of Nevada ("LGHL" or the "Company") and T Squared Partners LLC, a Delaware limited liability company, and T Squared Investments LLC, a Delaware limited liability company, (collectively "T Squared Partners" or "Investor").


                             PRELIMINARY STATEMENT:
                             ----------------------

          WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, Two Hundred and Fifty Thousand (250,000) shares of preferred stock of the Company, with such preferred stock being as described in the Certificate of Designations, Rights and Preferences (the "Certificate of Designations") in substantially the form attached hereto as Exhibit A (the "Preferred Stock") for the Purchase Price set forth in Section 1.3.12 hereof. Subject to the limitations set forth herein and in the Certificate of Designation, the Preferred Stock shall be initially convertible into shares of common stock of the Company at any time at a conversion price of Forty Cents ($0.40) per share (the "Conversion Value"). In addition, the Company will issue to the Investor Common Stock Purchase Warrants (the "Warrants") to purchase up to an additional Three Million Six Hundred and Fifty Thousand (3,650,000) shares of common stock of the Company at exercise prices as stated in the Warrants; and

         WHEREAS, the parties intend to memorialize the purchase and sale of such Preferred Stock and the Warrants.

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                   INCORPORATION BY REFERENCE AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

         1.3.1    "1933 Act" means the Securities Act of 1933, as amended.

         1.3.2 "1934 Act" means the Securities Exchange Act of 1934, as amended.

         1.3.3 "Affiliate" means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

         1.3.4 "Articles" means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

         1.3.5 "Closing" shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

         1.3.6 "Closing Date" means the date on which the payment of the Initial Purchase Price (as defined herein) by the Investor to the company is completed pursuant to this Agreement to purchase the Preferred Stock and Warrants, which shall occur on or before October 4th, 2007.

         1.3.7 "Common Stock" means shares of common stock of the Company, par value $0.015 per share.

         1.3.8 "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, advisors or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC
                                  PAGE 2 OF 30
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         1.3.9 "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

         1.3.10 "Nevada Act" means the Nevada General Corporation Law, as amended.

         1.3.11 "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

         1.3.12 "Initial Purchase Price" means the Two Hundred and Fifty Thousand ($250,000) paid by the Investor to the Company for the Preferred Stock and the Warrants.

         1.3.13 "Registration Rights Agreement" shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.

         1.3.14 "Registration Statement" shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit B.

         1.3.15   "SEC" means the Securities and Exchange Commission.

         1.3.16 "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         1.3.17 "Shares" shall mean, collectively, the shares of Common Stock of the Company issued upon conversion of the Preferred Stock subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

         1.3.18 "Subsequent Financing" shall mean any offer and sale of shares of Preferred Stock or debt that is initially convertible into shares of Common Stock or otherwise senior or superior to the Preferred Stock.

         1.3.19 "Transaction Documents" shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.

         1.3.20 "Warrants" shall mean the Common Stock Purchase Warrants in the form attached hereto Exhibit D.


         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

                                   ARTICLE II

          SALE AND PURCHASE OF LOGICA HOLDINGS INC. PREFERRED STOCK AND
                             WARRANTS PURCHASE PRICE

2.1      Sale of Preferred Stock and Issuance of Warrants.

         (a) Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date 250,000 shares of Preferred Stock and the Warrants for the (the "Purchase Price") of Two Hundred and Fifty Thousand Dollars ($250,000.00). The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer or check of the Purchase Price. The Company shall cause the Preferred Stock and the Warrants to be issued to the Investor upon receipt of the Purchase Price. The Company shall register the shares of Common Stock into which the Preferred Stock is convertible pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B.

         (b) Each share of Preferred Stock shall initially be convertible by the Investor into Two and a half (2.5) shares of Common Stock; provided, however, that the Investor shall not be entitled to convert the Preferred Stock into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

         (c) Upon execution and delivery of this Agreement and the Company's receipt of the Initial Purchase Price, the Company shall issue to the Investor the Warrant to purchase an aggregate of Three Million Six Hundred and Fifty Thousand shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the form of Warrants attached hereto as Exhibit C; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

2.2 Initial Purchase Price. The Initial Purchase Price shall be delivered by the Investor in the form of a check or wire transfer made payable to the Company in United States Dollars from the Investor on the Closing Date.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

                                   ARTICLE III

                     CLOSING DATE AND DELIVERIES AT CLOSING

3.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing"), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, the following:

     (a) At or prior to Closing, an executed Agreement with all exhibits and schedules attached hereto;
     (b) At or prior to Closing, an executed Warrant in the name of the Investor in the form attached hereto as Exhibit C;
     (c)  The executed Registration Rights Agreement;
     (d) Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;
     (e) Evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby;
     (f) Certificate of the President and the Secretary of the Company that the Certificate of Designation has been adopted and filed;
     (g) Certificate of Amendment to the Certificate of Incorporation of the Company adopting the provision described in Section 6.18;
     (h) Certificates of Existence or Authority to Transact Business of the Company issued by each of the Secretaries of State for Nevada;
     (i)  Stock  Certificate  in the name of Investor  evidencing  the Preferred
          Stock;
     (j)  Copies of all current executive employment agreements;
     (k) All past and present financing documentation or other documentation where stock could potentially be issued or issued as payment;
     (l)  All past and present litigation  documents and historical  financials;
          and
     (m) Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, the following:

     (a)  A deposit in the amount of the Investor Funds;


         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

     (b) The executed Agreement with all Exhibits and Schedules attached hereto;
     (c)  The executed Registration Rights Agreement;
     (d) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within three (3) business days.

3.4 Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5 Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

         The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2 Articles of Incorporation and By-Laws. The complete and correct copies of the Company's Articles and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.


         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

4.3      Capitalization.

                  4.3.1 The authorized and outstanding capital stock of the Company is set forth in The Company's Annual Report on Form 10-K, filed on May 15, 2007 with the Securities and Exchange Commission and updated on all subsequent SEC Documents except as provided in the table in schedule 4.3.2. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

                  4.3.2 As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of common Stock ($0.015 par value) and 10.000.000 shares of preferred stock ($0.015 par value), of which approximately 14,567,198 shares of common Stock are issued and outstanding. As of Closing, following the issuance by the Company of the Preferred Stock to the Investor, the authorized capital stock of the Company will consist of 18,456,074 shares of Common Stock ($0.015 par value) and 250,000 shares of preferred stock ($0.015 par value). As of Closing, the stock option holders will hold options to purchase an aggregate of 625,000 shares of Common Stock. All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and non-assessable and free of preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and non-assessable and free of preemptive rights. Schedule 4.3.2 hereby contains all shares and derivatives currently and potentially outstanding. The Company hereby represents that any and all shares and current potentially dilutive events have been included in Schedule 4.3.2, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances that could potentially occur.

                  4.3.3 Except pursuant to this Agreement and as set forth in
Schedule 4.3 hereto, and as set forth in the Company's SEC Documents, filed with the SEC, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

                  4.3.4 The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Company Shares hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever and other than restrictions imposed under applicable securities ; and (ii) upon conversion of the Preferred Stock or exercise of the Warrants, the Investor will acquire good and marketable title to such Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever other than restrictions imposed under applicable securities except as otherwise provided in this Agreement as to the limitation on the voting rights of such Shares in certain circumstances.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC
                                  PAGE 7 OF 30
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4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Preferred Stock, and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of their respective obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

4.6 Report and Financial Statements. The Company's Annual Report on Form 10-K, filed on May 15, 2007 with the SEC contains the audited financial statements of the Company. The Company has previously provided to the Investor the audited financial statements of the Company as of December 31st, 2006, and for the six months ended June 30th, 2007 (collectively, the "Financial Statements"). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders' equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC
                                  PAGE 8 OF 30
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4.7 Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Company acknowledges that the Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(d) [15(d)] of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11 Exemption from Registration. Subject to the accuracy of the Investor's representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Common Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act. When validly converted in accordance with the terms of the Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Preferred Stock and the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities "blue sky" laws depending upon the residency of the Investor.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Preferred Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock or Warrants, under the 1933 Act, except as required herein.

4.13 No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, since August, 2007, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written that it intends to cease or reduce the volume of its business with the Company from historical levels. Since June 30, 2007, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14 Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.15 Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.16 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or knowingly omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The Investor represents and warrants to the Company that:

5.1 Organization and Standing of the Investor. The Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor's address. The Investor was not formed for the purpose of investing solely in the Preferred Stock, the Warrants or the shares of Common Stock which are the subject of this Agreement.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor's charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor's obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 Accredited Investor. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6 Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finders or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7 Knowledge of Company. The Investor and such Investor's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor's advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors. The Investor understands that such Investor's investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor's investment in the securities being purchased by the Investor from the Company.

5.9 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

5.10 Backgrounds Checks. Background checks have been completed and none of the Officers or Directors of the Company have previous charges against them by the SEC or have been banned from the securities industry for any reason. None of the Officer or Directors of the Company have ever filed a bankruptcy or have been charged with a felony either personally or through an affiliated company.

5.11 Payment of Due Diligence Expenses. At Closing of the initial Two Hundred and Fifty Thousand Dollars ($250,000) the Company shall disperse to the Investor Fifteen Thousand Dollars ($15,000.00) for due diligence expenses. At Closing of the second Two Hundred and Fifty Thousand Dollars ($250,000) the Company shall disperse to the Investor Fifteen Thousand Dollars ($15,000.00) for due diligence expenses..


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

6.1 Registration Rights. The Company shall use reasonable and best efforts to maintain the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Preferred Stock and Warrants.

6.3 Compliance with Laws. The Company hereby agrees to comply in all material respects with the Company's reporting, filing and other obligations under the Laws.

6.4 Exchange Act Registration. The Company (a) will continue its obligation to report to the SEC under the 1934 Act and will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.

6.5 Corporate Existence; Conflicting Agreements. The Company will take all steps reasonably necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

6.6 Listing, Securities Exchange Act of 1934 and Rule 144 Requirements. The Company is required to maintain a listing on an exchange or the OTC Bulletin Board and maintain their status as a Company regulated by Securities Exchange Act of 1934 and if the Company is current currently listed on the Pink Sheets the Company must be fully reporting per Rule 144 until such time as they are regulated by the Securities Exchange Act of 1934. If for any time post Closing the Company is no longer regulated by the Securities Exchange Act of 1934 and is not a fully reporting Company, then the Company shall pay to the Investors as liquidated damages and not as a penalty, two percent (2%) a month in cash or PIK at the option of the Investor. Such damages shall cease at the time the Company begins complying with the standards as mentioned above in Section 6.6.

6.7 Preferred Stock. On or prior to the Closing Date, the Company will cause to be cancelled all outstanding preferred stock in the Company with the exceptions of Preferred Stock issued to the Investor. For a period of two years from the closing the Company will not issue any preferred stock of the Company below a $1.00 per share with the exception of Preferred Stock issued to the Investor.

6.8 Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company. Except for the existing open ended agreement at a conversion price of $0.50 with our current shareholder(s) which does not violate any of the covenants in this agreement; for a period of three months from the closing the Company will not issue any convertible debt with any covenants that violate the terms of this agreement and unless the conversion price is above One Dollar ($1.00) per share.

6.9 Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. For a period of five years from the closing the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

6.10 Share Issuances. The Company has no other potentially dilutive clauses in any agreements, contracts or previous share issuances that have not been disclosed to the Investor.

6.11 Independent Directors. Within four (4) months post closing the Company will take action to nominate representatives that would result in an independent board of the Company to be voted on by shareholder. If at any time after four
(4) months post Closing the board shall not have taken the steps to nominate directors that would result in board to be voted on by shareholders, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty -four percent (24%) of the Purchase Price per annum, payable monthly in cash or Preferred Stock at the option of the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with


         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.11 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.12 Independent Directors Become Majority of Audit and Compensation Committees. Within four (4) months post closing the Company will take action to nominate representatives that would result in an independent board member representing the Audit and Compensation Committees of the board of the Company to be voted on by shareholder. If at any time after four (4) months post Closing the Company has not nominated board members representing the Audit and Compensation Committees of the board of the Company to be voted on by shareholders, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty -four percent (24%) of the Purchase Price per annum, payable monthly in cash or Preferred Stock at the option of the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.12 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.13 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) for general working capital and acquisitions.

6.14 Right of First Refusal. For a period two years from the date of the Closing, the Investor shall have the right to participate in any subsequent funding by the Company on a pro rata basis at one hundred percent (100%) of the offering price.

6.15 Price Adjustment. From the date hereof based on the number of Preferred Shares held at that time, until such time as the no Purchaser holds any of the Securities the Company closes on the sale of a note or notes, shares of Common Stock, or shares of any class of Preferred Stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than the Conversion Price (as adjusted to the capitalization per share as of the Closing Date, following any stock splits, stock dividends, or the like) (collectively, the "Subsequent Conversion Price"), the Company shall make a post-Closing adjustment in the Conversion Price of the shares held at that time so that the effective price per share paid by the Investor is reduced to being equivalent to such lower conversion price after taking into account any prior conversions of the Preferred Stock and/or exercises of the Warrant. This provision shall not apply to any Exempt Issuances.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

6.16 Price Adjustment Based on Earnings Per Share. In the event the Company earns between $0.154 and $0.077 (50% Decline) per share (where such earnings in this paragraph shall always be defined as earnings on a pre tax fully diluted basis (including dilution from any options, warrants and convertible securities) as reported for the audited fiscal year ended December 31, 2008 from continuing operations before any non-cash items the then current Conversion Price to the Investor at the time the audited numbers are reported to the SEC shall be decrease proportionately by 0% if the pre tax earnings are $0.154 per share or greater and by 50% if the pre tax earnings are $0.077 per share (50% decrease). For example if the earnings are $0.123 per share or less (20% Decline) then the then current Conversion Price to the investor shall be reduced by 20%. Such adjustment shall be made automatically within five business days of the audited numbers being reported to the SEC. In the event the Company earns below $0.00025, or has a loss, the warrant exercise price shall be reduced to a maximum of 50% of the exercise price.

6.17 Insider Selling. The earliest any "Insiders" can start selling their shares shall be one year from Closing, but can not sell below $2.00 per share for the first two years post closing. Insiders shall include all officers and directors of the Company. The managing members of the Investor and the Investor shall not be considered "Insiders".

6.18 Employment Contracts. For five years after the Closing Company must have a unanimous opinion from the Compensation Committee of the Board of Directors that any awards other than salary are usual, appropriate and reasonable for any officer or director holding a similar position in other fully reporting public companies with independent majority boards with similar market capitalizations in the same industry with securities listed on the OTCBB, ASE, NYSE or NASDAQ.

6.19 Subsequent Equity Sales. From the date hereof until five years from the date of closing the Company shall be prohibited from effecting or entering into an agreement to affect any Subsequent Financing involving a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells
(i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.18 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance. But in all cases excluding any adjustments for stock splits, stock dividends, recapitalization and other similar adjustments.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

6.20 Stock Splits. All forward and reverse stock splits shall affect all equity and derivative holders proportionately.

6.21 Company Put Right. The Company has the right to force the Investor, and the Investor has the right, to purchase an additional $250,000 in Preferred Stock convertible the Company at $0.48 per share on October 25th, 2007. The Preferred Stock will have the same rights, covenants and warranties as the initial Preferred Stock. Should the Investor not remit the $250,000 on or before October 25, 2007, the Investor shall receive a ten (10) business day grace period. If by such time, the Investor has not remitted the funds to the Company, any and all Warrants issued or to be issued to the Investor under this Agreement shall immediately terminate and be of no force and affect. The shares issuable upon conversion of the Preferred Stock is to be included in the registration statement to be filed per the Registration Rights Agreement and have the same rights and warranties per the Registration Rights Agreement.


                                   ARTICLE VII

                            COVENANTS OF THE INVESTOR

7.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed.

7.2 Transfer Restrictions. The Investor's acknowledge that (1) the Preferred Stock, Warrants and shares underlying the Preferred Stock and Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock, Warrants and shares underlying the Notes and Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and
(2) any sale of the Preferred Stock, Warrants and shares underlying the Preferred Stock and Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

7.3 Restrictive Legend. The Investor acknowledges and agrees that the Preferred Stock, the Warrants and the Shares underlying the Preferred Stock and Warrants, and, until such time as the Shares underlying the Preferred Stock and Warrants have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

7.4 Amendment to Certificate of Incorporation. Investor hereby agrees to vote any shares of capital stock that it may own directly or beneficially, for the amendment to the Certificate of Incorporation referenced in Section 6.20. Pending adoption of such amendment, Investor hereby agrees for itself and its successors and assigns that neither this Section 7.4 or Section 6.20 above, or any restriction on exercise of the Warrant shall be amended, modified or waived without the consent of the holders of a majority of the shares of Common Stock held by Persons who are not Affiliates of the Company, or the Investor or Affiliates of the Investor.


                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 No Termination.  This Agreement  shall not have been terminated  pursuant to
Article X hereof.

8.2 Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

         The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 No Termination.  This Agreement  shall not have been terminated  pursuant to
Article X hereof.

9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3 Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.



                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date

         10.1.1   by mutual written consent of the Investor and the Company;

         10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $50,000.00.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4 Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.


                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investor such due diligence expenses as described in section 5.10.

11.2 Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach


         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to $50,000.00.

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation;
(iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                           If to the Company:
                           -----------------

                           82 Avenue Road,
                           Toronto,
                           Ontario M5R 2H2,
                           Canada
                           Attn. Enzo Taddei

                           If to the Investor:
                           ------------------

                           T Squared Partners LLC / T Squared Investments LLC c/o T Squared Capital LLC
                           1325 Sixth Avenue, Floor 28
                           New York, New York 10019
                           Attn: Thomas M. Sauve

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the


         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 Preparation and Filing of Securities and Exchange Commission filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

11.14 Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.




                         [SIGNATURES ON FOLLOWING PAGE]



         PREFERRED STOCK PURCHASE AGREEMENT BETWEEN LOGICA HOLDINGS INC.
            AND T SQUARED PARTNERS LLC AND T SQUARED INVESTMENTS LLC

         IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:


LOGICA HOLDINGS INC.


Enzo Taddei

By: Logica Holdings Inc
Title: Chief Financial Officer


INVESTOR:

T Squared Partners LLC
By:  T Squared Capital LLC, its General Partners


--------------------------------
Thomas M.Sauve
Managing Member
1325 Sixth Avenue, Floor 28
New York NY 10019


INVESTOR:

T Squared Investments LLC
By:  T Squared Capital LLC, its Managing Member


--------------------------------
Thomas M.Sauve
Managing Member
1325 Sixth Avenue, Floor 28
New York NY 10019




                                   Schedule A
                                   ----------





                                                   NUMBER OF SHARES
                                                    OF COMMON STOCK
                                    AMOUNT OF    INTO WHICH PREFERRED    NUMBER OF SHARES
NAME AND ADDRESS                    INVESTMENT   STOCK IS CONVERTIBLE   UNDERLYING WARRANTS
----------------                    ----------   --------------------   -------------------

T Squared Capital LLC
1325 Sixth Avenue, Floor 28
New York, New York 10019             $250,000           625,000              3,650,000
Attn: Thomas M. Sauve


Additional Investment Obligation
--------------------------------

T Squared Capital LLC                $250,000           520,833
1325 Sixth Avenue, Floor 28
New York, New York 10019
Attn: Thomas M. Sauve



                                    Exhibit A
                                    ---------

    Form of Certificate of Designation of Preferences, Rights and Limitations
    -------------------------------------------------------------------------

                                    Exhibit B
                                    ---------

                          Registration Rights Agreement
                          -----------------------------

                                    Exhibit C
                                    ---------

                                    Warrants
                                    --------